EXHIBIT 99.1

AccelPath, LLC
Consolidated Financial Statements
As of and for the Year and Period Ended
June 30, 2010 and 2009 and for the Six Months Ended December 31, 2010 and 2009 (unaudited)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of AccelPath, LLC:

We have audited the accompanying consolidated balance sheets of AccelPath, LLC as of June 30, 2010 and 2009, and the related consolidated statements of operations, changes in members’ deficit and cash flows for the year ended June 30, 2010 and the initial period ended June 30, 2009.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2010 and 2009, and the results of its operations and its cash flows for the year ended June 30, 2010 and the initial period ended June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
May 12, 2011

AccelPath, LLC

Consolidated Balance Sheets

	December 31,	June 30,
	2010	2010	2009
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$195,068	$59,597	$3,975
Accounts receivable, net of allowances
of $120,000 at December 31, 2010	71,380	—	—
Prepaid expenses	7,875	—	—
Total current assets	274,323	59,597	3,975

Laboratory equipment, net of accumulated
depreciation of $206 at December 31, 2010	5,985	—	—

Security deposit	18,000	18,000	—

Total assets	$298,308	$77,597	$3,975

Liabilities and Members' Deficit

Current liabilities:
Accounts payable	$243,523	$30,834	$1,977
Accrued expenses	10,000	—	—
Accrued guaranteed payments	55,000	55,000	20,000
Total current liabilities	308,523	85,834	21,977

Commitments and contingencies

Members' deficit	(10,215)	(8,237)	(18,002)

Total liabilities and members' deficit	$298,308	$77,597	$3,975

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Operations

				Initial
				Period from
	Six Months			November 12,
	Ended		Year Ended	2008 (inception)
	December 31,	December 31,	June 30,	to June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)

Revenues, net	$71,427	$—	$—	$—
Cost of services	100,735	—	—	—
Gross loss	(29,308)	—	—	—

Operating expenses:
Research and development	15,360	—	—	—
General and administrative	472,310	91,633	325,235	169,902
Total operating expenses	487,670	91,633	325,235	169,902

Net loss	$(516,978)	$(91,633)	$(325,235)	$(169,902)

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Changes in Members’ Deficit

	Members' Deficit			Total
	Membership		Due from	Members'
	Interests	Amount	Members	Deficit

Balance on inception date, November 12, 2008	—	$—	$—	$—

Member issuances	2,010,000	151,900	—	151,900
Net loss	—	(169,902)	—	(169,902)

Balance as of June 30, 2009	2,010,000	(18,002)	—	(18,002)

Member issuances	375,000	335,040	(40)	335,000
Net loss	—	(325,235)	—	(325,235)

Balance as of June 30, 2010	2,385,000	(8,197)	(40)	(8,237)

Member issuances	515,000	515,000	—	515,000
Net loss	—	(516,978)	—	(516,978)

Balance as of December 31, 2010 (unaudited)	2,900,000	$(10,175)	$(40)	$(10,215)

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Consolidated Statements of Cash Flows

				Initial
				Period from
	Six Months	Six Months		November 12,
	Ended	Ended	Year Ended	2008 (inception)
	December 31,	December 31,	June 30,	to June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(516,978)	$(91,633)	$(325,235)	$(169,902)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	206	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(71,380)	—	—	—
Prepaid expenses	(7,875)	—	—	—
Security deposit	—	—	(18,000)	—
Accounts payable and accrued expenses	222,689	32,974	28,857	1,977
Accrued guaranteed payments	—	5,000	35,000	20,000
Net cash used in operating activities	(373,338)	(53,659)	(279,378)	(147,925)

Cash flows from investing activities:
Purchase of laboratory equipment	(6,191)	—	—	—
Net cash used in investing activities	(6,191)	—	—	—

Cash flows from financing activities:
Member issuances	515,000	50,000	335,000	151,900
Net cash provided by financing activities	515,000	50,000	335,000	151,900

Increase (decrease) in cash and cash equivalents	135,471	(3,659)	55,622	3,975

Cash and cash equivalents at beginning of period	59,597	3,975	3,975	—

Cash and cash equivalents at end of period	$195,068	$316	$59,597	$3,975

See accompanying notes to the consolidated financial statements.

AccelPath, LLC

Notes to Consolidated Financial Statements

Year and Period Ended June 30, 2010 and 2009 and for the
Six Months Ended December 31, 2010 and 2009 (unaudited)

1.             NATURE OF OPERATIONS

AccelPath, LLC (the “Company”), a Massachusetts limited liability company, was founded on November 12, 2008 as Crosspath, LLC.  The Company’s Limited Liability Company Operating Agreement was amended and restated on July 13, 2009 and the Company’s name was changed to AccelPath, LLC. The Company is engaged in the business of providing medical diagnoses.

The consolidated financial statements include the accounts of AccelPath, LLC and its affiliate where the Company maintains a controlling financial interest under a long-term professional service and administrative support agreement (see Note 2 – Consolidation).  All intercompany accounts and transactions have been eliminated.

Since its inception, the Company has devoted substantially all of its efforts through June 30, 2010 to business planning and development, and raising capital.  Accordingly, as of June 30, 2010, the Company is considered to be in the development stage.  The Company began generating revenues in October 2010 and as a result exited the development stage.

The Company is subject to a number of risks similar to other companies in their industry including rapid technological change, uncertainty of market acceptance of the service, competition from larger companies with similar services and dependence on key personnel.

2.             SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the consolidated financial statements is as follows:

Basis of presentation and consolidation

The Company provides management services to a professional limited liability company (“PLLC”) in states where laws prohibit business corporations from providing pathology interpretations through the direct employment of pathologists. The Company has a long-term professional service and administrative support agreements with such PLLC.  A nominee shareholder owns all the equity of the PLLC.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of presentation and consolidation (concluded)

The Company follows accounting guidance concerning certain matters related to physician practice management entities (“PPMs”) with contractual management arrangements. The accounting guidance provides a listing of criteria which, when applied to the contractual arrangements between PPMs and the medical practice company, indicate whether or not they should be consolidated. In accordance with the criteria outlined, the Company includes the accounts and the operations of the PLLCs in its consolidated financial statements.

The accompanying consolidated financial statements as of December 31, 2010 and for the six month periods ended December 31, 2010 and 2009 are unaudited.  In the opinion of management, the unaudited financial statements reflect all normal recurring adjustments which are necessary to present fairly the financial position and results of operations for such periods.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and changes in estimates may occur.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with initial maturities of less than three months to be cash equivalents.

Revenue recognition and accounts receivable

The Company recognizes revenue and related accounts receivable for services rendered upon completion of the pathology interpretation and diagnoses process.  Billings for services reimbursed by third-party payers, are recorded as revenues net of allowances for differences between amounts billed and the estimated receipts from such payers.  Shipping and handling costs incurred are included in cost of services.

In the periods presented, the revenue transactions are initiated by a laboratory and certain of the owners of the laboratory are minority owners of the Company.

Management reviews account activity in order to assess the adequacy of the allowances, considering factors such as economic conditions, their expectations on third party reimbursements and patient demographics.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

SIGNIFICANT ACCOUNTING POLICIES (concluded)

Laboratory equipment

Laboratory equipment is stated at cost.  Depreciation expense is provided over the five year estimated useful lives of the assets using the straight-line method.

Research and development expenses

Costs incurred for research and development are expensed as incurred.

Internally developed software

The Company accounts for internally developed software by capitalizing development costs incurred during the application development stage until the software is ready for its intended use.  Capitalized internal use software development costs are amortized on a straight-line basis over the estimated useful life of the software, beginning on the date the software is completed and available for use.  Development costs of minor upgrades and enhancements are expensed as incurred.  Net capitalized development costs are reviewed for impairment annually by Management.

Income taxes

The Company is treated as a partnership for federal and state income taxes.  A partnership’s income or loss is allocated directly to the Members for income tax purposes.  Accordingly, there is no provision for federal and state income taxes in the accompanying financial statements.  The Company will record a provision for state taxes when required for the affiliated PLLCs.

In 2009, the Company implemented accounting guidance regarding the recognition, measurement, presentation and disclosure of uncertain tax positions in the financial statements.  Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns, including the position that the Company qualifies as a pass-through entity, are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities.  Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements.  There are no uncertain tax positions that require accrual or disclosure as of December 31 or June 30, 2010.

Any interest or penalties are charged to expense.  None have been recognized in these financial statements.  Generally, the Company is subject to Federal and State tax examinations by tax authorities for all years since its inception on November 12, 2008.

Concentrations of credit risk

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

3.            MEMBERS’ EQUITY

Pursuant to the Company’s Amended and Restated Limited Liability Company Operating Agreement dated July 13, 2009 (the “Agreement”), the Company may issue a total of 3,000,000 Membership Interests and 500,000 Incentive Interests.  Each member is entitled to one vote for each Membership Interest held.  Incentive Interests do not have any voting rights.

Allocation of profits and losses

Losses of the Company are allocated among the Members as follows:

a)	To the Members to the extent of any profits allocated previously; then,

b)	To the Members to the extent of any positive capital balances; then,

c)	To the Members in proportion to each Members’ Membership Interest.

Profits of the Company are allocated among the Members as follows:

a)	To the Members in amounts equal to previously allocated losses; then,

b)	To the Members in proportion to each Member’s Membership Interest.

Incentive interests

Incentive Interests can be granted to Members as consideration for services and generally vest over four years.  Under certain conditions, including a capital transaction, as defined, the unvested portion of the Incentive Interests shall become 100% vested.  The Incentive Interests may not be sold, assigned, pledged or transferred in any manner.  Under no circumstances is the Company obligated to repurchase the Incentive Interests.  To date, no Incentive Interests have been issued.

4.             RELATED PARTY TRANSACTIONS

Guaranteed payments

Beginning in December 2008, the Company made guaranteed monthly payments of $10,000 each to two Managing Members as compensation for services performed.  During the year ended June 30, 2010, these two Managing Members agreed to forego $90,000 of guaranteed payments.  Beginning in February 2010, the Company began to pay an additional Member a $10,000 monthly guaranteed payment for services provided (pro-rated for February).  No written agreements are currently in place related to these guaranteed payments.

AccelPath, LLC

Notes to Consolidated Financial Statements (Continued)

RELATED PARTY TRANSACTIONS (concluded)

Guaranteed payments (concluded)

The Company has recognized $180,000, $195,417 and $140,000 of expense for the six- month period ended December 31, 2010, the year ended June 30, 2010 and the initial period ended June 30, 2009, respectively, related to these guaranteed payments.  Included in current liabilities at December 31, 2010, June 30, 2010 and 2009 is $55,000, $55,000 and $20,000, respectively, related to these guaranteed payments.

Due from Members

Amounts due from Members represent initial capital contributions not yet received and are included as a component of members’ deficit.

5.             COMMITMENTS AND CONTINGENCIES

Operating lease

In May 2010, the Company entered into a non-cancelable operating lease for certain equipment.  The lease requires monthly rental payments of $3,698 and expires in May 2015. The lease terms required payment of a refundable security deposit of $18,000.

Future minimum lease payments remaining at December 31, 2010 on the non-cancelable operating lease are as follows:

Years Ending
June 30,

2011	$22,188
2012	44,376
2013	44,376
2014	44,376
2015	36,980

$192,296

Rent expense for the equipment lease for the six months ended December 31, 2010 and the year ended June 30, 2010 amounted to $22,188 and $7,396, respectively.

AccelPath, LLC

Notes to Consolidated Financial Statements (Concluded)

COMMITMENTS AND CONTINGENCIES (concluded)

Other

In August 2010, the Company entered into a software development agreement with an unrelated third party to develop the Company’s internal use software.  Payments of $15,360 made during the six months ended December 31, 2010 were expensed.  Beginning October 1, 2010, monthly maintenance and support service payments of $800 are due for a one year period.

6.            SUBSEQUENT EVENTS

On March 4, 2011, the Company entered into a resignation and repurchase agreement with one of its Managing Members.  Under the agreement, the Managing Member resigned on March 4, 2011.  In addition, the Company agreed to repurchase 315,000 membership units from the Managing Member for $74,000.  To complete the repurchase, the Company issued a $74,000 note payable due in eight monthly installments of $9,269 including interest at 0.54% per annum.  In addition, the Company entered into a consulting agreement with the Managing Member requiring payments of $750 per month for a period of eight months in consideration for continuing services.

On March 4, 2011, Technest Holdings, Inc.(“Technest”), a publicly traded company, acquired all of the outstanding Membership Interests of the Company in exchange for 86,151,240 shares of Technest’s common stock.  Immediately following this transaction, the Company’s members beneficially own approximately 72.5% of Technest’s issued and outstanding common stock.  As part of the transaction, Technest agreed to issue convertible preferred stock for proceeds of $300,000.  At the closing, a Managing Member of the Company became the Chief Executive Officer of Technest.

For financial reporting purposes, the transaction is a reverse acquisition and the Company is treated as the continuing reporting entity.